Exhibit n°15

KPMG Audit A division of KPMG SA 1, cours Valmy 92923 Paris-La Défense Cedex	ERNST & YOUNG et Autres 1/2 place des Saisons 92400 Courbevoie – Paris La Défense

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in Registration Statements No. 333-141109 on Form S-8 of Veolia Environnement of our reports dated April 12, 2013, relating to the consolidated statements of financial position of Veolia Environnement and subsidiaries as of December 31, 2012, 2011 and 2010, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated cash flow statements and consolidated statements of changes in equity for each of the years in the three-year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in this Annual Report on Form 20-F of Veolia Environnement and subsidiaries for the year ended December 31, 2012.

Paris La Défense, April 12, 2013.

KPMG AUDIT A division of KPMG SA		ERNST & YOUNG et Autres

Jean-Paul Vellutini	Karine Dupré	Gilles Puissochet	Nicolas Pfeuty